Earthstone Provides Update, 2021 Guidance and Announces Proved Reserves

Record Annual Production Beats Top End of 2020 Full Year Guidance by 6%; Planned Resumption of Drilling Program

The Woodlands, Texas, February 2, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “our” or “we”), today provided an operations update, released 2021 guidance and announced its year-end 2020 estimated proved reserves. The Company has estimated its oil and gas sales volumes for the fourth quarter of 2020 to be approximately 1.40 MMBoe or an average of approximately 15,232 Boepd (47% oil). For the year ended December 31, 2020, the Company estimates its annual sales volumes grew 15% to approximately 5.63 MMBoe, or an average of approximately 15,382 Boepd (56% oil) compared to 13,429 Boepd (63% oil) reported for the year ended December 31, 2019. The Company also announced its year-end 2020 SEC total estimated proved reserves of approximately 78.9 MMBoe.

Key highlights include:
•Achieved record estimated average daily sales volumes in 2020 of 15,382 Boepd (56% oil), exceeding the top end of guidance of 14,500 Boepd by 6%
•2021 production guidance of 19,500-21,000 Boepd (52%-54% oil) and $90-100 million of capital expenditures
•Estimated accrued capital expenditures of $20.3 million and $66.8 million for the fourth quarter of 2020 and full year 2020, respectively, slightly below the $67.5 million midpoint of full year guidance
•Reduced outstanding long-term debt in 2020 by 32%, from $170 million to $115 million
•Signed Purchase and Sale Agreement on the acquisition of Independence Resource Management, LLC (“IRM”) on December 17, 2020
•Strong balance sheet and liquidity position with $100 million of undrawn capacity on a $360 million senior secured revolving credit facility and a cash balance of $15.3 million as of December 31, 2020 on a combined basis including the subsequent closing of Earthstone’s acquisition of IRM on January 7, 2021
•Year-End 2020 SEC total estimated proved reserves were 78.9 MMBoe (49% Proved Developed; 51% oil)

2021 Guidance

The Company’s 2021 capital budget of $90-100 million assumes a one-rig operated program on its acreage in the Midland Basin commencing in March as well as expected non-operated activity. This program is expected to result in spudding 21 gross / 18.5 net operated wells and bringing 16 gross / 13.5 net operated wells and 0.7 net non-operated wells online in 2021.

Based on its 2021 capital budget, operating plan, and existing service costs, along with current commodity prices and hedges, the Company expects to generate significant positive free cash flow1 in 2021. The Company’s capital budget does not include acquisition activity.

2021 Capital Expenditures	$ millions (Net)	Gross / Net Operated Wells Spudded	Gross / Net Operated Wells On Line	Net Non-Operated Wells On Line
Drilling and Completions	$80 – 90	21 / 18.5	16 / 13.5	0.7
Land / Infrastructure	10
2021 Total Capital Expenditures	$90 – 100

2021 Average Daily Production (Boepd)	19,500 – 21,000
% Oil	52% – 54%
% Liquids	77% – 79%

2021 Operating Costs
Lease Operating Expense ($/Boe)	$6.00 – $6.50
Production and Ad Valorem Taxes (% of Revenue)	6.25% – 7.25%
Cash G&A ($mm)	$20 – $21

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below. Cash G&A is defined as general and administrative expenses excluding stock-based compensation.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “Despite the challenges that 2020 brought to the industry, we continued to strengthen our Company in 2020. We managed to achieve Company record production levels in 2020 despite oil prices averaging over 30% less in 2020 vs. 2019 and reducing our capital expenditures by approximately 68%. Further, due to our strong hedge profile and active cost management, we expect to have among the very smallest year over year Adjusted EBITDAX impacts in the industry. During 2020 we paid down nearly one third of our outstanding debt and expect to end 2020 with a meaningful reduction in leverage vs. the 1.2x leverage in 2019. We ended 2020 in a stronger financial and strategic position than 2019.”

“Additionally, we entered into an agreement to acquire IRM in December 2020, and closed the acquisition on January 7, 2021 and are rapidly integrating our businesses. We are excited to get back to work in 2021 with the commencement of a drilling program anticipated to begin late in the first quarter. We have designed an operating plan that we expect will generate significant free cash flow in 2021, while focusing on areas with the highest drilling returns. This free cash flow will be used to reduce debt further while we seek additional acquisition opportunities. We continue to be focused on consolidation and creating additional scale that we believe will result in continued improved cost structure and creation of shareholder value.”

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1 As used in this news release, “free cash flow”, a non-GAAP measure, means Adjusted EBITDAX (a non-GAAP measure), less interest expense, less accrual-based capital expenditures. As used in this news release “Adjusted EBITDAX” , a non-GAAP measure means net income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties; unrealized (gain) loss on derivatives; stock-based compensation; and income tax expense.

Liquidity Update

As of December 31, 2020, we had $1.5 million in cash and $115 million of long-term debt outstanding under our credit facility with a borrowing base of $240 million. With the $125 million of undrawn borrowing base capacity and $1.5 million in cash, we had total liquidity of approximately $126.5 million. Subsequent to year-end, Earthstone closed on its previously announced acquisition of IRM. When adjusted to include the acquisition of IRM, we had an estimated $15.3 million in cash and $260 million of long-term debt outstanding under our credit facility with a borrowing base of $360 million. With the $100 million of undrawn borrowing base capacity and $15.3 million in cash, we had total liquidity of approximately $115.3 million on a combined basis.

Operational Update

During 2020, the Company completed and turned to sales 9 gross / 9 net operated wells and had 3.1 net non-operated wells completed and turned to sales. The Company exited 2020 with 5 gross / 3.7 net wells that were drilled and awaiting completion. Completion activity has been initiated on these wells, located in Upton County, and the Company expects to turn these wells to sales late in the first quarter of 2021.

The Company completed 6 gross / 6 net wells on its Ratliff project in Upton County in December 2020. These wells targeted Wolfcamp A, Wolfcamp B Upper, Wolfcamp B Lower and Wolfcamp C zones and had an average completed lateral length of approximately 8,300 feet. Through the first 45 days of production, total aggregate production from the six wells has averaged 3,864 Boepd (87% oil) with current production of ~3,600 Boepd (86% oil). Two of the six wells are still cleaning up and have not yet reached peak 30-day production rates.

The Company is preparing to resume drilling operations with the deployment of a rig late in the first quarter of 2021. Initial plans are to commence drilling in Midland County on a three-well pad in our Hamman project and then on a four-well pad on the recently acquired IRM Spanish Pearl project. From there, the Company anticipates moving the rig to Upton County and drilling 10-11 wells. For the full year 2021 the Company anticipates drilling 16 gross / 14.8 net operated wells to total depth and spudding an additional 5 gross / 3.7 net operated wells. Including the 5 gross / 3.7 net wells in Upton County that are currently being completed, the Company anticipates completing and turning to sales a total of 16 gross / 13.5 net operated wells in 2021, with an average completed lateral length of approximately 6,500 feet.

The Company is focused on efficiently integrating the recently acquired IRM assets into our operations. IRM produced approximately 7,3182 Boepd (61% oil) in the fourth quarter of 2020.

Year-End 2020 SEC Estimated Proved Reserves

Earthstone Stand-Alone Year-End 2020 Estimated Proved Reserves Highlights:
•Proved Reserves of 78.9 MMBoe with corresponding PV-10 of $473 MM
•Proved Reserves are 51% oil, 26% natural gas liquids, and 23% natural gas
•Proved Reserves are 49% Proved Developed and 51% Proved Undeveloped

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2 Earthstone management estimate of IRM three stream sales volumes for the quarter ended December 31, 2020

As shown in the table below, the Company’s estimated proved reserves at year-end 2020, which were prepared in accordance with Securities and Exchange Commission (“SEC”) guidelines by Cawley, Gillespie & Associates, Inc. (“CGA”), an independent petroleum engineering firm, were approximately 78.9 million barrels of oil equivalent (“MMBoe”).

	Oil	Gas	NGL	Total	PV-10
Reserve Category	(MBbls)	(MMcf)	(MBbls)	(MBoe)	($ in thousands)
Proved Developed	18,878	55,764	10,125	38,298	329,395
Proved Undeveloped	21,212	55,450	10,123	40,577	144,047
Total	40,090	111,214	20,248	78,875	473,442
Note: PV-10 is a non-GAAP financial measure. See “Non-GAAP Financial Measure.”

SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve-month period. The resulting oil and natural gas prices used for the Company’s 2020 year-end reserve report, prior to adjusting for quality and basis differentials, were $39.57 per barrel and $1.985 per million British Thermal Units (“MMBtu”), respectively. SEC prices net of differentials were $38.90 per barrel and $0.97 per Mcf.

Alternative Year-End 2020 Estimated Proved Reserves at $50/bbl and $2.50/MMBtu

To illustrate the effects of commodity price fluctuations on estimated reserve quantities and present values and to illustrate the impact of the recent acquisition of IRM, which closed on January 7, 2021, Earthstone is also providing an alternative summary of estimated proved reserves. This alternative summary as shown in the table below has been prepared in accordance with Society of Petroleum Engineers’ 2018 Petroleum Resources Management System utilizing constant benchmark prices of $50.00 per barrel for oil and $2.50 per MMBtu for natural gas.

	Oil	Gas	NGL	Total	PV-10
Reserve Category	(MBbls)	(MMcf)	(MBbls)	(MBoe)	($ in thousands)
Proved Developed	29,098	75,680	14,336	56,048	652,740
Proved Undeveloped	30,100	61,705	11,421	51,805	369,830
Total	59,198	137,385	25,757	107,853	1,022,570
Note: See “Alternative Year-End 2020 Estimated Proved Reserves Components” below for a breakdown of the above by entity.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties. The Company’s primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on the NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved.

Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

Earthstone Energy, Inc.
Alternative Year-End 2020
Proved Reserves Components

The information presented below includes the combination of the stand-alone reserve quantities and PV-10 for Earthstone and IRM as of December 31, 2020 prepared in accordance with Society of Petroleum Engineers’ 2018 Petroleum Resources Management System utilizing constant benchmark prices of $50.00 per barrel for oil and $2.50 per MMBtu for natural gas.

	Earthstone			IRM			Combined
Reserve Category	Proved Developed	Proved Undeveloped	Total	Proved Developed	Proved Undeveloped	Total	Proved Developed	Proved Undeveloped	Total
Oil (MBbls)	19,547	21,530	41,077	9,551	8,570	18,121	29,098	30,100	59,198
Gas (MMcf)	57,891	56,580	114,471	17,789	5,125	22,914	75,680	61,705	137,385
NGL (MBbls)	10,502	10,316	20,818	3,834	1,105	4,939	14,336	11,421	25,757
Total (MBoe)	39,698	41,276	80,974	16,350	10,529	26,879	56,048	51,805	107,853
PV-10[1] ($ in thousands)	452,780	265,499	718,279	199,960	104,331	304,291	652,740	369,830	1,022,570

1 The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) non-property related expenses such as general and administrative expenses, debt service and future income tax expense, or (ii) depreciation, depletion and amortization.

Earthstone Energy, Inc.
Non-GAAP Financial Measure
Unaudited

The non-GAAP financial measure of PV-10, as defined and presented below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

PV-10 is derived from the standardized measure of discounted future net cash flows (“Standardized Measure”), which is the most directly comparable financial measure under GAAP. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of the Company’s estimated proved properties to the Standardized Measure (in thousands):

Present value of estimated future net revenues (PV-10)	$473,442
Future income taxes, discounted at 10%	(12,589)
Standardized measure of discounted future net cash flows	$460,853